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                                                               Exhibit 99.(a)(5)


                                    OFFER BY

                    FIDELITY ADVISOR EMERGING ASIA FUND, INC.

                              TO PURCHASE FOR CASH
                           UP TO 10% OF ITS SHARES OF
                                  COMMON STOCK

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                5:00 P.M., NEW YORK CITY TIME, ON MARCH 27, 1998
                              ("TERMINATION DATE")

THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER AND IN THE LETTER OF TRANSMITTAL.

                                                               February 23, 1998

To Our Clients:

         Enclosed for your consideration is the Offer, dated February 23, 1998, of Fidelity Advisor Emerging Asia Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company (the "Fund"), and a related Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Fund is offering to purchase up to 10% of its outstanding shares of common stock, par value $0.001 (the "Shares"), upon the terms and conditions set forth in the Offer.

         The Offer and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

         Your attention is called to the following:

                  (1) The Purchase Price to be paid for the Shares is an amount per Share, net to the seller in cash, equal to 100% of the net asset value per Share as determined by the Fund at 5:00 p.m., New York City time, on March 27, 1998 (the "Termination Date"). A PURCHASE FEE (THE "PURCHASE FEE") IN AN AMOUNT EQUAL TO THE NUMBER OF SHARES WHICH YOU WISH TO TENDER MULTIPLIED BY $0.17 IS PAYABLE UPON THE TENDER OF SHARES. WITH RESPECT TO ANY SHARES TENDERED BUT NOT ACCEPTED, AN AMOUNT EQUAL TO $0.17 PER SUCH SHARE WILL BE RETURNED TO YOU. Shareholders making a Conditional Tender who are tendering through a broker dealer, commercial bank, trust company or other nominee ("Nominee Holders") should consider that Nominee Holders will be charged a $30.00 processing fee by the Book-Entry Transfer Facility (the "Conditional and Odd Lot Tender Fee") at the time Shares are tendered. The current net asset value of the Fund will be calculated daily and may be obtained by calling D.F. King & Co., Inc., the Fund's Information Agent, toll free at (800) 735-3107 or call collect (212) 269-5550.

                  (2) The Offer is not conditioned upon any minimum number of Shares being tendered. However, those Shareholders wishing to accept the Offer will be required to tender at least 20% of the Shares owned by such Shareholders or attributed to them under Section 318 of the Internal Revenue Code of 1986, as amended.

                  (3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to the Termination Date, provided that the total number of Shares tendered does not exceed 10% of the Fund's outstanding Shares. In the event that more than 10% of the Fund's outstanding Shares are tendered, the Fund will purchase 10% of the Fund's outstanding Shares on




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         a pro rata basis, provided, however, that the Fund may (i) accept all
         Shares tendered by Shareholders who own, beneficially or of record, not more than 99 Shares and who tender all of their Shares, before prorating Shares tendered by others; and (ii) accept by lot Shares tendered by Shareholders who tender all Shares held by them and who, when tendering their Shares, elect to have either all or none or at least a minimum specified amount or none accepted, if the Fund first accepts all Shares tendered by Shareholders who do not so elect.

                  (4) Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6, "Stock Transfer Taxes," of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer. Under certain conditions described in Section 1 of the Offer, tendering shareholders may be subject to a Conditional and Odd Lot Tender Fee.

                  (5) Your instructions to us should be forwarded in ample time before the Termination Date to permit us to submit a tender on your behalf.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

         The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.

         NEITHER THE FUND NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION TO ANY SHAREHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE OFFER. EACH SHAREHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.

                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated February 23, 1998, and Letter of Transmittal, relating to the Offer by Fidelity Advisor Emerging Asia Fund, Inc. (the "Fund") to purchase up to 10% of its outstanding shares of common stock, par value $0.001 (the "Shares").

         This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer and in the related Letter of Transmittal that you have furnished to the undersigned.

         --------------------------------------------------------------
                   AGGREGATE NUMBER OF SHARES TO BE TENDERED:

                    [ ] All Shares held for the undersigned;

                                       or

                    [ ] ____________ Shares
               (Enter number of Shares to be tendered; minimum
                             of 20% of Shares held)
         --------------------------------------------------------------

                                  PURCHASE FEE

         ________ (Number of Shares to be tendered) x .17 = $__________



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                                    ODD LOTS

         This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of not more than 99 Shares. The undersigned:

[ ] Is the beneficial or record owner of an aggregate of not more than 99 Shares, all of which are being tendered; and, hereby represents that the above indicated information is true and correct as to the undersigned.

          OPTIONS WITH RESPECT TO SHARES TENDERED (OTHER THAN ODD LOTS)

         If the undersigned has tendered all of the Shares owned by the undersigned and has not checked the box above with respect to odd lots, then the undersigned may elect one of the options set forth below in the event that the Fund receives tenders for more shares than the Fund has indicated it will purchase pursuant to the Offer (the "Offer Amount"). In general, in the event that more Shares are tendered than the Offer Amount, the Fund will purchase a number of Shares equal to the Offer Amount on a pro rata basis and, if the undersigned does not elect one of the options set forth below, a pro rata portion of the Shares tendered by the undersigned will be purchased by the Fund. If the undersigned elects one of the options set forth below, the undersigned's Shares will be purchased in accordance with that option only if, after the Fund has purchased all Shares tendered by Shareholders who have not elected one of the options set forth below, the total number of Shares purchased by the Fund is less than the Offer Amount. If the Fund has purchased all shares tendered by Shareholders that do not elect one of the options set forth below and the total number of those Shares is less than the Offer Amount, but the number of Shares tendered by Shareholders who have elected one of the options set forth below exceeds the difference between the Offer Amount and the number of Shares purchased from Shareholders who have not made one of the elections set forth below, the Fund will purchase Shares from Shareholders who have elected one of the options set forth below by lot (i.e., by random drawing).

[ ] ALL OR NONE If the Shares to be purchased pursuant to the Offer are to be prorated as set forth in Section 1 of the Fund's Offer, then the undersigned elects to have either all of the undersigned's Shares purchased or none of the undersigned's Shares purchased pursuant to the proration procedures set forth in Section 1 of the Fund's Offer.

[ ] SOME OR NONE If the Shares to be purchased pursuant to the Offer are to be prorated as set forth in Section 1 of the Fund's Offer, then the undersigned elects to have either ______ Shares [fill in the minimum number of shares you elect to have purchased (which must represent at least 20% of the total number of Shares that the undersigned owns)] or none of the Shares owned by the undersigned purchased pursuant to the proration procedures set forth in Section 1 of the Fund's Offer.



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                                  SIGNATURE BOX

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                                 (Signature(s))

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                     (Please print Name(s) and Address here)

  Area Code and Telephone No. ________________________________________________


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                Taxpayer Identification (Social Security) Number

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                  PLEASE ENCLOSE YOUR CHECK FOR AN AMOUNT EQUAL
                    TO THE PURCHASE FEE (AS CALCULATED ABOVE)


Date: ___________________, 1998



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